EXHIBIT 107

Calculation of Filing Fee Table

Form S-3

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)		Amount Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457	(o)	-	-	$39,434,429.31	.00015310	$6,037.41

Total Offering Amounts							$39,434,429.31		$6,037.41
Total Fees Previously Paid									$0
Total Fee Offsets									$0
Net Fee Due									$6,037.41

(1)	The Registrant previously registered the offer, issuance and sale of certain securities, including its common stock, of up to $200,000,000 under the Registration Statement on Form S-3 (File No. 333-274146), which was initially filed by the Registrant on August 22, 2023, amended on August 29, 2023 and declared effective on September 5, 2023 (the “Prior Registration Statement”). As of the date hereof, a balance of $197,172,146.56 of securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is hereby registering the offer, issuance and sale of an additional amount of securities having a proposed maximum aggregate offering price of $39,424,429.31, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Prior Registration Statement. Pursuant to Rule 416 under the Securities Act, this Registration Statement on Form S-3 shall also cover any additional shares of the Registrant’s Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the registrant’s Class A common stock.